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                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made and entered into by and between Veritas DGC, Inc, a Delaware corporation (hereinafter referred to as "Employer"), and Tony Tripodo, a resident of Harris County, Texas (hereinafter referred to as "Employee") effective as of the 1st day of April, 1997.

         Attendant to Employee's employment by Employer, Employer and Employee wish for there to be a complete understanding and agreement between Employer and Employee with respect to, among other terms, Employee's duties and responsibilities to Employer; the compensation and benefits owed to Employee; the fiduciary duties owed by Employee to Employer; Employee's obligation to avoid conflicts of interest, disclose pertinent information to Employer, and refrain from using or disclosing Employer's information; and the term of employment.

         NOW, THEREFORE, in consideration of Employee's continued employment by Employer and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

1.       GENERAL DUTIES OF EMPLOYER AND EMPLOYEE.

         1.1 Employer agrees to employ Employee, and Employee agrees to accept employment by Employer and to serve Employer in an executive capacity as Executive Vice-President and Chief Financial Officer of Employer. The duties and responsibilities of Employee include those described for the particular position in the Bylaws of Employer or other documents of Employer, and such other or additional duties as may from time-to-time be assigned to Employee by the Board of Directors of Employer (hereinafter referred to as the "Board") or any duly authorized committee thereof or an authorized officer of Employer. In general, Employee shall supervise and be responsible for Employer's treasury, accounting and financial operations, reports and filings with the Securities and Exchange Commission, tax, facilities and insurance matters and investor relations.

         1.2 While employed hereunder, Employee shall devote substantially all of his time, efforts, skills and attention for the benefit of and with his primary attention to the affairs of Employer in order that he shall faithfully perform his duties and obligations. The preceding sentence shall not, however, be deemed to restrict Employee from attending to matters or engaging in activities not directly related to the business of Employer, provided that (i) such activities or matters are reasonable in scope and time commitment and not otherwise in violation of this Agreement, and (ii) Employee shall not become a director of any corporation or other entity (excluding charitable or other non-profit organizations) without prior written disclosure to, and consent of, Employer.

         1.3 Employee agrees and acknowledges that he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer and to do no act which would injure Employer's business, its interests or its reputation.





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2.       COMPENSATION AND BENEFITS.

         2.1 As compensation for services to Employer, Employer shall pay to Employee during the term of this Agreement a salary at an annual rate of $180,000. The salary shall be payable in equal installments in arrears twice each month on the fifteenth and last business day of each month. The Board shall review Employee's overall annual compensation at least annually with a view to the adequacy thereof. In addition, Employee shall receive a one-time bonus of $60,000 following his execution of this Agreement that shall be payable by Employer on or before April 30, 1997.

         2.2 Employee shall be reimbursed in accordance with Employer's normal expense reimbursement policy for all of the actual and reasonable costs and expenses incurred by him in the performance of his services and duties hereunder, including, but not limited to, travel and entertainment expenses. Employee shall furnish Employer with all invoices and vouchers reflecting amounts for which Employee seeks Employer's reimbursement.

         2.3 Employee shall be entitled to participate in all insurance and retirement plans, incentive compensation plans (at a level appropriate to his position) and such other benefit plans or programs as may be in effect from time-to-time for the key management employees of Employer including, without limitation, those related to savings and thrift, retirement, welfare, medical, dental, disability, salary continuance, accidental death, travel accident, life insurance, incentive bonus, membership in business and professional organizations and luncheon clubs, reimbursement of business and entertainment expenses, physical examinations, and financial, legal and tax counseling. In addition, during the term of this Agreement, Employer shall pay on behalf of Employee monthly membership dues, but not other charges or expenses, relating to Employee's membership in the Houstonian Club.

         2.4 Employer shall indemnify Employee for claims and expenses to the extent provided in Employer's Bylaws.

         2.5 On the date hereof, Employee shall receive a number of nonqualified options ("Options") to purchase shares of Employer's common stock, par value $.01 per share ("Common Stock"), equal to two times Employee's base salary divided by the fair market value (as determined in accordance with the Plan, which is hereinafter defined) of the Common Stock, rounded to the nearest whole Option. Thereafter, Employee shall be entitled to participate in Employer's key contributor plan (at a level appropriate to his position) as may be in effect from time-to-time. The Options received by Employee pursuant to the first sentence of this Section 2.5 shall be subject to the terms and provisions of the Plan. As used herein, "Plan" shall mean the 1992 Amended and Restated Employee Nonqualified Stock Option Plan of Employer, as the same may be amended from to time.

         2.6 All salary, bonus and other payments made by Employer to Employee pursuant to this Agreement, including, without limitation, any payment made pursuant to Section 4.5(b)(ii), shall be subject to such payroll and withholding deductions as may be required by law and other





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deductions applied generally to employees of Employer for insurance and other employee benefit plans in which Employee participates.

3.       FIDUCIARY DUTY; CONFIDENTIALITY.

         3.1 In keeping with Employee's fiduciary duties to Employer, Employee agrees that he shall not knowingly become involved in a conflict of interest, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that he shall disclose to the Board any facts which might involve a conflict of interest that has not been approved by the Board.

         3.2 As part of Employee's fiduciary duties to Employer, Employee agrees to protect and safeguard Employer's information, ideas, concepts, improvements, discoveries, and inventions and any proprietary, confidential and other information relating to Employer or its business not generally available to the public (collectively, "Confidential Information") and, except as may be expressly required by Employer, Employee shall not, either during his employment by Employer or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any Confidential Information, except as may be required by any applicable law, rule, regulation or order.

         3.3 Upon termination of his employment with Employer, or at any other time upon request, Employee shall immediately deliver to Employer all documents embodying any of Employer's Confidential Information.

4.       TERM AND TERMINATION.

         4.1 The term of Employee's employment hereunder shall be for a period of two years, commencing April 1, 1997 and ending March 31, 1999 unless earlier terminated in accordance with the terms of this Agreement; provided, that beginning April 1, 1999 and on each April 1st thereafter, such term of employment shall be extended automatically for an additional one-year period unless Employer or Employee gives the other notice of intent to terminate this Agreement at least thirty days prior to such April 1st.

         4.2     This Agreement shall terminate upon Employee's death.

         4.3 Employer may terminate this Agreement by reason of Employee's Disability (as hereinafter defined) after such condition of Disability has existed for at least 180 consecutive days. Employer shall give to Employee sixty days notice of its intention to effect such termination pursuant to this
Section 4.3. As used in this Agreement, "Disability" shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision.

         4.4     (a)      Employer may terminate this Agreement upon the
determination by a majority of the entire Board that Cause (as hereinafter defined) exists therefor. As used in this Agreement, "Cause" means (i) the willful and continued failure by Employee substantially to perform his





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obligations under this Agreement (other than any such failure resulting from his incapacity due to physical and mental illness) after a demand for substantial performance has been delivered to him by the Board which specifically identifies the manner in which the Board believes Employee has not substantially performed such provisions, (ii) Employee's willfully engaging in conduct materially and demonstrably injurious to the property or business of Employer, including without limitation, fraud, misappropriation of funds or other property of Employer, other willful misconduct, gross negligence or commission of a felony or other crime of moral turpitude, or (iii) Employee's breach of this Agreement. If the Board determines that Cause exists, the parties agree that such determination shall be subject to inquiry or dispute only as to its reasonableness. If the Board makes such determination, Employer may (A) terminate this Agreement effective immediately or at a subsequent date or (B) condition Employee's continued employment upon such considerations or requirements as may be reasonable under the circumstances and place a reasonable limitation upon the time within which Employee shall comply with such considerations or requirements.

                 (b) Employee shall have the right to terminate this Agreement and his employment hereunder at any time for "Good Reason," which for purposes of this Agreement means Employer's failure to comply with any of the provisions of Section 2 of this Agreement and which failure is not remedied within thirty days after receipt of written notice from Employee.

         4.5     (a)      Upon termination of this Agreement by Employer for
Cause, by Employee other than for Good Reason, or due to the death or Disability of Employee, all compensation and benefits shall cease upon the date of termination other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Employee that are earned and vested by the date of termination, (ii) the pro rata annual salary through the date of termination, and (ii) medical and similar benefits the continuation of which is required by applicable law.

                 (b) Upon termination of (i) Employee's employment by Employer at any time other than for Cause or (ii) this Agreement by Employee for Good Reason during the term hereof, the obligations of Employer and Employee under Sections 1 and 2 shall terminate as of the date this Agreement is terminated, and Employer shall pay or provide to Employee (i) the pro rata annual salary through the date of termination, (ii) within thirty days of said termination, a severance benefit equal to eighteen months of Employee's annual salary and (iii) medical and similar benefits as required by applicable law.

5.       VACATION.

         5.1 Employee will be entitled to paid vacation of not less than three weeks each year in accordance with Employer's policy and guideline manual. Employee acknowledges receipt from Employer of a copy of said manual. Vacation may also be taken by Employee at the time and for the periods as may be mutually agreed upon between Employer and Employee.





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6.       MISCELLANEOUS.

         6.1 All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered by hand, by facsimile, by express courier service or by registered or certified mail, return receipt requested to the addresses set forth below in this Section 7.1. All such notices and other communications shall, if delivered by hand, be deemed given when actually received; if delivered by facsimile, be deemed given if transmitted by telecopier during normal business hours, otherwise on the next succeeding business day; and if delivered by mail, be deemed given on the earlier of (a) when received or (b) three business days after being so mailed.

                 If to Employer, to:

                 Veritas DGC, Inc.
                 3701 Kirby Drive, Suite 112
                 Houston, Texas 77098
                 Attention: David B. Robson

                 If to Employee, to:

                 Mr. Tony Tripodo
                 247 Tamerlane
                 Houston, Texas 77024

or to such other names or addresses as Employer or Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section.

         6.2 This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and upon Employee, his heirs, executors, administrators, representatives and assigns; provided, however, Employee agrees that his rights, duties and obligations hereunder are personal to him and may not be assigned by him without the express written consent of Employer.

         6.3 This Agreement supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and Employer and constitutes the entire agreement between Employee and Employer with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by the Board to execute such document.

         6.4 If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability





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shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. In addition, if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, unenforceable, unreasonable, unduly restrictive or overly broad, the parties intend that such court modify said provision so as to render it valid, enforceable, reasonable and not unduly restrictive or overly broad.

         6.5 The internal laws of the State of Texas will govern the interpretation, validity, enforcement and effect of this Agreement without regard to the place of execution or the place for performance thereof, and Employer and Employee agree that the state and federal courts situated in Harris County, Texas shall have personal jurisdiction over Employer and Employee to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas, and, as such, Employer and Employee agree that venue shall be proper with the state or federal courts in Harris County, Texas to hear such disputes. In the event either Employer or Employee is not able to effect service of process upon the other with respect to such disputes, Employer and Employee expressly agree that the Secretary of State for the State of Texas shall be an agent of Employer and/or Employee to receive service of process on behalf of Employer and/or Employee with respect to such disputes.

                            [SIGNATURE PAGE FOLLOWS]





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         IN WITNESS WHEREOF, the undersigned intending to be legally bound, have executed this Agreement as of the date first written above.

                                       EMPLOYER:

                                       VERITAS DGC, INC.


                                       By:      /s/ David B. Robson
                                          --------------------------------
                                                David B. Robson
                                                Chairman of the Board and
                                                Chief Executive


                                       EMPLOYEE:


                                       /s/ Tony Tripodo
                                       -----------------------------------
                                       Tony Tripodo





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